UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 2, 2018
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into or Amendment of a Material Definitive Agreement.

The information in Item 2.03 below is incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

5.875% Senior Notes due 2024

On March 2, 2018, Kennedy-Wilson, Inc. (the “Issuer”), a wholly owned subsidiary of Kennedy-Wilson Holdings, Inc. (the “Company”), completed an offering of an additional $250.0 million in aggregate principal amount of its 5.875% Senior Notes due 2024 (the “Additional Notes”), at an offering price of 98.625% of their principal amount, plus accrued and unpaid interest from October 1, 2017.

The offer and sale of the Additional Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes were sold to the initial purchasers thereof in reliance upon the exemption from the registration and prospectus-delivery requirements of the Securities provided by Section 4(a)(2) thereof, and the initial purchasers resold the Additional Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The Additional Notes were issued as additional notes under an indenture, dated as of March 25, 2014, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of March 25, 2014, among the Company, the Issuer, the guarantor parties thereto and the Trustee (such indenture, as so supplemented, and as thereafter supplemented and amended, the “Indenture”). Pursuant to the Indenture, the Issuer issued $300.0 million aggregate principal amount of its 5.875% Senior Notes due 2024 on March 25, 2014, an additional $350.0 million aggregate principal amount on November 18, 2014 and an additional $250.0 million aggregate principal amount on August 12, 2016 (together, the “Initial Notes,” and, together with the Additional Notes, the “Notes”). The Additional Notes have substantially identical terms as the Initial Notes and will be treated as a single series, and will vote together as a single class, with the Initial Notes under the Indenture.

The Issuer received net proceeds from the sale of the Additional Notes of approximately $246.5 million, after deducting discounts and commissions and estimated offering expenses payable by it. The Issuer will use the net proceeds to repay the entire outstanding amount under its unsecured revolving line of credit and to repay a portion of the outstanding amount under its term loan facility.

The Additional Notes are the Issuer's senior unsecured obligations and rank equally in right of payment with all of the Issuer's existing and future unsecured and unsubordinated indebtedness and are guaranteed (the “Guarantees”) on a senior unsecured basis by the Company and certain of the Company's subsidiaries (the “Subsidiary Guarantors”).

Interest on the Notes accrues at a rate of 5.875% per annum and is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2018. However, the interest rate may in certain circumstances be increased pursuant to the Registration Rights Agreement, as described below. The Notes will mature on April 1, 2024.

At any time prior to April 1, 2019, the Issuer may redeem the Notes, in whole or in part, at a price equal to 100% of their principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. At any time and from time to time on or after April 1, 2019, the Issuer may redeem the Notes, in whole or in part, at redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a change of control or a delisting event, the Issuer will be required to make an offer to purchase all of the outstanding Notes for cash. The purchase price will be 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). In addition, in certain circumstances in connection with asset dispositions where the proceeds thereof are not applied in the manner set forth in the Indenture, the Issuer will be required to use any excess proceeds to make an offer to purchase the Notes for cash at a price equal to 100% of their principal amount, plus accrued and unpaid interest.

Certain events are considered events of default under the Indenture and the Notes, which may result in the accelerated maturity of the Notes, including the following events:

•	a default in the payment of interest on the Notes when due, where such default continues for 30 days;

•	a default in the payment of principal of any Note when due at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

•	the failure by the Issuer, the Company or any Subsidiary Guarantor to comply with certain covenants relating to mergers, consolidations and asset sales;

•	the failure by the Issuer, the Company or any Subsidiary Guarantor to comply, for 60 days after receipt of written notice, with certain of their respective agreements contained in the Indenture;

•
the failure by the Issuer or the Company, as the case may be, to comply, for 180 days after receipt of written notice, with certain obligations to file reports and other required information with the Securities Exchange Commission;

•
the failure to pay (a) any indebtedness by the Issuer, any Subsidiary Guarantor or any significant subsidiary, within any applicable grace period after final maturity, or upon such indebtedness being accelerated by the holders thereof because of a default, where the total amount of such unpaid or accelerated indebtedness exceeds $30 million or (b) in three or more unrelated instances at any time, any non-recourse indebtedness, or there is accelerated any non-recourse indebtedness after the occurrence of a default thereunder, in each case where such non-recourse indebtedness in the aggregate exceeds the greater of $200 million or 10% of the Issuer’s total assets;

•	certain events of bankruptcy, insolvency or reorganization of the Issuer, any Subsidiary Guarantor or any significant subsidiary;

•
any final judgment or decree for the payment of money (other than judgments that are covered by enforceable insurance policies issued by solvent carriers) in excess of $20.0 million is entered against the Issuer, any Subsidiary Guarantor or any significant subsidiary, remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not discharged, waived or stayed within 10 days after notice; and

•
any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or the Company or a Subsidiary Guarantor denies or disaffirms its obligations under its Guarantee.

The form of the Indenture (including the form of certificate representing the Notes) and the supplemental indentures thereto are filed or incorporated by reference as exhibits to this Form 8-K and are incorporated herein by reference. The descriptions of the material terms of the Notes, the Guarantees, the Indenture and the supplemental indentures thereto are qualified in their entirety by reference to such exhibits.

Registration Rights Agreement

In connection with the sale of the Notes, the Company, the Issuer, the Subsidiary Guarantors and the Initial Purchasers entered into a registration rights agreement, dated as of March 2, 2018 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company, the Issuer and the Subsidiary Guarantors agreed that they will, subject to certain exceptions, use their reasonable best efforts to complete, within 180 days after March 2, 2018 an exchange offer that is registered under the Securities Act, pursuant to which holders of the Notes may exchange their Notes for registered notes having substantially identical terms. In addition, if the Company, the Issuer and the Subsidiary Guarantors cannot complete the exchange offer within 180 days after March 2, 2018 and in other limited circumstances, the Company, the Issuer and the Subsidiary Guarantors will file a shelf registration statement for the resale of the Notes. If the Issuer, the Company or the Subsidiary Guarantors do not fulfill certain of their respective obligations under the Registration Rights Agreement (a “Registration Default”), the Issuer will be required to pay additional interest on the Notes. If due, Additional Interest will accrue at 0.25% per annum for the first 90-day period immediately following the Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum.

The form of the Registration Rights Agreement is filed as Exhibit 4.11 to this Form 8-K and is incorporated herein by reference. The descriptions of the material terms of the Registration Rights Agreement are qualified in their entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

4.1(1)	Indenture dated March 25, 2014 among Kennedy-Wilson, Inc. and Wilmington Trust, National Association, as trustee.
4.2(2)	Supplemental Indenture No. 1 dated March 25, 2014 among Kennedy-Wilson Holdings, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.
4.3(3)	Supplemental Indenture No. 2 dated September 5, 2014 among Kennedy-Wilson Holdings, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.
4.4(4)	Supplemental Indenture No. 3 dated November 11, 2014 among Kennedy-Wilson Holdings, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.
4.5(5)
Supplemental Indenture No. 4 dated January 22, 2016 among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., the related entity names there in, the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.

4.6(6)
Supplemental Indenture No. 5 dated February 11, 2016 among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., the subsidiary guarantor named therein and Wilmington Trust, National Association, as trustee.

4.7(7)
Supplemental Indenture No. 6 dated May 19, 2016 among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., the related entity names there in, the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.

4.8(8)
Supplemental Indenture No. 7 dated April 13, 2017 among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., the related entity names there in, the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.

4.9(9)
Supplemental Indenture No. 8 dated February 16, 2018 among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., the related entity names there in, the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.

4.10
Supplemental Indenture No. 9 dated March 2, 2018 among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.

4.11
Registration Rights Agreement, dated as of March 2, 2018, among Kennedy-Wilson Holdings, Inc., Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

(1)	Incorporated by reference to Exhibit 4.1 to Kennedy-Wilson Holdings, Inc.'s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2014.

(2)	Incorporated by reference to Exhibit 4.2 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on March 26, 2014.

(3)	Incorporated by reference to Exhibit 4.1 to Kennedy-Wilson Holdings, Inc.'s Quarterly Report on Form 10-Q, filed with the SEC on November 10, 2014.

(4)	Incorporated by reference to Exhibit 4.4 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on November 18, 2014.

(5)	Incorporated by reference to Exhibit 10.1 to Kennedy-Wilson Holdings, Inc.'s Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2016.

(6)	Incorporated by reference to Exhibit 10.2 to Kennedy-Wilson Holdings, Inc.'s Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2016, 2017, 2011.

(7)	Incorporated by reference to Exhibit 4.1 to Kennedy-Wilson Holdings, Inc.'s Quarterly Report on Form 10-Q, filed with the SEC on August 5, 2016.

(8)	Incorporated by reference to Exhibit 4.1 to Kennedy-Wilson Holdings, Inc.'s Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2017.

(9)	Incorporated by reference to Exhibit 4.10 to Kennedy-Wilson Holdings, Inc.'s Annual Report on Form 10-K, filed with the SEC on February 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: March 2, 2018